Exhibit 1.1

SEED CAPITAL INVESTOR AGREEMENT

for

iSHARES® STAKED ETHEREUM TRUST ETF

Sponsored by iSHARES DELAWARE TRUST SPONSOR LLC

January 14, 2026

iSHARES DELAWARE TRUST SPONSOR LLC, a Delaware limited liability company (the “Sponsor”), has sponsored the formation of iSHARES STAKED ETHEREUM TRUST ETF (the “Trust”), a Delaware Statutory Trust. iShares Delaware Trust Sponsor LLC (the “Sponsor”) is the sponsor of the Trust.

Upon the basis of the representations and warranties set forth in Section 1 hereof and subject to the applicable terms and conditions set forth herein, on the date hereof the Trust agrees to issue and sell to BLACKROCK FINANCIAL MANAGEMENT, INC. (the “Seed Capital Investor”), and the Seed Capital Investor agrees to purchase the aggregate number of shares representing fractional undivided beneficial interests in the Trust’s net assets (the “Shares”) as are set forth in Schedule A hereto (such Shares being referred to herein as the “Seed Creation Baskets”) in consideration of the payment of the amount for the Shares (the “Purchase Price”) set forth in Schedule A. The Seed Capital Investor agrees to purchase the Seed Creation Baskets and agrees not to redeem, transfer or otherwise dispose of such Seed Creation Baskets except as contemplated under Section 2(b) hereto.

1.    The Sponsor, on its own behalf and in its capacity as Sponsor of the Trust, represents and warrants to, and agrees with, the Seed Capital Investor that:

(a)    A registration statement on Form S-1 (File No. 333-291992) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the various parts of the Initial Registration Statement, including all exhibits thereto and including the information contained in the form of final prospectus when filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”) in accordance with Section 3(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement, each as amended as of the date hereof, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”);

(b)    Each of the Shares comprising the Seed Creation Baskets shall be duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and as of the time of payment of the Purchase Price by the Seed Capital Investor (the “Closing Time”) will conform in all material respects to the description of the Shares comprising the Seed Creation Baskets contained in the Prospectus; and

(c)    The issuance and sale of the Shares comprising the Seed Creation Baskets by the Trust and the compliance by the Sponsor and the Trust with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Sponsor or the Trust is a party or by which the Sponsor, or the Trust is bound or to which any of the property or assets of the Sponsor or the Trust is subject, except where such conflict, breach or violation, as the case may be, would not have a material adverse effect on the ability of the Sponsor or the Trust to perform its obligations under this Agreement, nor will such action result in any violation of the provisions of the constitutive documents of the Sponsor, the Trust, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Sponsor, or the Trust or any of their respective properties, except where such violation would not have a material adverse effect on the ability of the Sponsor to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares comprising the Seed Creation Baskets hereunder or the consummation by the Sponsor or the Trust of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the rules of the Financial Industry Regulatory Authority (“FINRA”), state securities, commodities or Blue Sky laws in connection with the purchase and distribution by the Seed Capital Investor of the Shares comprising the Seed Creation Baskets.

2.    The Seed Capital Investor represents and warrants to, and agrees with, the Sponsor, on its own behalf and in its capacity as Sponsor of the Trust, that:

(a)    On the date of this Agreement, the Seed Capital Investor shall pay the Purchase Price as set forth on Schedule A attached hereto and on or around the date of the Prospectus, the Trust shall cause the Shares comprising the Seed Creation Baskets to be delivered to the Seed Capital Investor or its designee through the facilities of The Depository Trust Company (“DTC”) for the account of the Seed Capital Investor or its designee; and

(b)    The Seed Capital Investor agrees that any sales of any Shares comprising the Seed Creation Baskets will be effected in a manner consistent with the Plan of Distribution contained in the Prospectus and that it shall deliver a Prospectus with any such sales when required by law.

3.    The Sponsor agrees with the Seed Capital Investor:

(a)    To prepare the Prospectus and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the day on which the Initial Registration Statement is declared effective, or, if applicable, such earlier time as may be required by Rule 424(b) or Rule 430A(a)(3) under the Act; to advise the Seed Capital Investor, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Seed Capital Investor, upon written request, with copies thereof; to advise the Seed Capital Investor, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus, of the suspension of the qualification of the Shares comprising the Seed Creation Baskets for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

(b)    To use its reasonable best efforts to list, subject to notice of issuance, the Shares on The Nasdaq Stock Market LLC;

(c)    To file promptly all reports and any information statement required to be filed by the Trust with the Commission in order to comply with the Securities Exchange Act of 1934, as amended, subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares;

(d)    To maintain an orderly procedure for the transfer and register of the Shares comprising the Seed Creation Baskets; and

(e)    To cause the Shares comprising the Seed Creation Baskets to be delivered to the Seed Capital Investor or its designee through the facilities of The Depository Trust Company (“DTC”) on or around the date of the Prospectus, subject to the payment by the Seed Capital Investor of the Purchase Price.

4.	Indemnification and Contribution.

(a)    The Sponsor and the Trust will jointly and severally indemnify and hold harmless the Seed Capital Investor against any losses, claims, damages or liabilities, joint or several, to which the Seed Capital Investor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Seed Capital Investor for any legal or other expenses reasonably incurred by the Seed Capital Investor in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Sponsor nor the Trust shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Sponsor by the Seed Capital Investor expressly for use therein.

(b)    The Seed Capital Investor will indemnify and hold harmless the Sponsor and the Trust against any losses, claims, damages or liabilities to which the Sponsor or the Trust may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein, in the light of the circumstances under which they were made, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Sponsor by the Seed Capital Investor expressly for use therein; and will reimburse the Sponsor and the Trust for any legal or other expenses reasonably incurred by the Sponsor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 4 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor and the Trust on the one hand and the Seed Capital Investor on the other from the offering of the Shares in controversy comprising the Seed Creation Baskets. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Sponsor and the Trust on the one hand and the Seed Capital Investor on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sponsor or the Trust on the one hand or the Seed Capital Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Sponsor, the Trust and the Seed Capital Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Seed Capital Investor shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares in controversy comprising the Seed Creation Baskets purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which the Seed Capital Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)    The obligations of the Sponsor under this Section 4 shall be in addition to any liability which the Sponsor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Seed Capital Investor within the meaning of the Act; and the obligations of the Seed Capital Investor under this Section 4 shall be in addition to any liability which the Seed Capital Investor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Sponsor and to each person, if any, who controls the Sponsor within the meaning of the Act.

5.    The respective indemnities, agreements, representations, warranties and other statements of the Sponsor and the Seed Capital Investor, as set forth in this Agreement or made by them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Seed Capital Investor or any controlling person of the Seed Capital Investor, or the Sponsor, or any officer or director or controlling person of the Sponsor, and shall survive delivery of and payment for the Shares comprising the Seed Creation Baskets.

6.    If the Shares comprising the Seed Creation Baskets are not delivered by or on behalf of the Sponsor or the Trust as provided herein, the Sponsor and the Trust will reimburse the Seed Capital Investor for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Seed Capital Investor in making preparations for the purchase, sale and delivery of the Shares comprising the Seed Creation Baskets, but the Sponsor and the Trust shall then be under no further liability to the Seed Capital Investor except as provided in Section 5 hereof.

7.    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Seed Capital Investor shall be delivered or sent by mail to the Seed Capital Investor at 50 Hudson Yards, New York, New York 10001 and if to the Sponsor or the Trust shall be delivered or sent by mail to the address of the Sponsor set forth in the Registration Statement, Attention: Product Management Team, iShares Product Research & Development. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

8.    This Agreement shall be binding upon, and inure solely to the benefit of, the Seed Capital Investor, the Sponsor, the Trust and, to the extent provided in Sections 5 and 6 hereof, the officers and directors of the Sponsor and the Trust and each person who controls the Sponsor or the Seed Capital Investor, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares comprising the Seed Creation Baskets from the Seed Capital Investor shall be deemed a successor or assign by reason merely of such purchase.

9.    As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

10.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

11.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

12.    The Sponsor and the Trust are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Seed Capital Investor imposing any limitation of any kind.

[Remainder of page left blank intentionally. Signature page follows.]

If the foregoing is in accordance with the Seed Capital Investor's understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Seed Capital Investor, this letter and such acceptance hereof shall constitute a binding agreement between the Seed Capital Investor and the Sponsor.

Very truly yours,

iSHARES STAKED ETHEREUM TRUST

By:         iSHARES DELAWARE TRUST

 SPONSOR LLC, as Sponsor

By:         /s/ Shannon Ghia

Name: Shannon Ghia

Title: Director and President

iSHARES DELAWARE TRUST SPONSOR LLC

By:         /s/ Shannon Ghia

Name: Shannon Ghia

Title: Director and President

BLACKROCK FINANCIAL MANAGEMENT, INC.

By:         /s/ Shannon Ghia

Name: Shannon Ghia

Title: Director and President

SCHEDULE A

iSHARES STAKED ETHEREUM TRUST

Shares	4,000

Purchase Price	$100,000